Exhibit 99.1

Grown Rogue Reports First Quarter 2026 Results

Continued Solid New Jersey Performance, Yield Improvements, Product Expansion, and New Market Progress Support Growth Plans & Upwardly Revised Revenue Guidance

MEDFORD, Ore., May 12, 2026 /CNW/ - Grown Rogue International Inc. ("Grown Rogue," "we," "us," "our," or the "Company") (CSE: GRIN | OTC: GRUSF), a flower-forward cannabis company combining craft values with disciplined execution, today reported its unaudited financial results for the three months ended March 31, 2026. All currency is in U.S. dollars unless otherwise noted.

Results are presented in accordance with U.S. generally accepted accounting principles ("GAAP") and include consolidation of the Company's New Jersey operations, ABCO Garden State, LLC ("ABCO"), within the Company's financial statements. Comparative periods have been recast, where applicable, in accordance with GAAP.

Highlights:

•	Revenue of $9.2 million for the first quarter of 2026, compared to $7.2 million in the first quarter of 2025, an increase of approximately 28%, with growth driven largely by material revenue increases in New Jersey and modest revenue growth in Oregon. Michigan revenue increased year-over-year due to the inclusion of the pass-through of Michigan's new wholesale excise tax, while revenue excluding the excise tax declined approximately 4%.
•	Adjusted EBITDA (non-GAAP) of approximately $1.6 million and Adjusted EBITDA margin of 17.1%, compared to Adjusted EBITDA of approximately $1.2 million and Adjusted EBITDA margin of 16.6% in the first quarter of 2025.
•	GAAP net loss of $2.2 million for the first quarter of 2026, compared to GAAP net income of $0.7 million in the first quarter of 2025. First quarter 2026 results included non-cash fair value losses of $1.5 million, as compared to non-cash fair value gains of $1.5 million for the first quarter of 2025.
•	New Jersey: continued strong sell-through of packaged, branded products, with Phase II construction underway. The first additional flower room is expected to add approximately 25% incremental capacity, with its first harvest scheduled for later this month. The remaining rooms are expected to come online incrementally through the remainder of 2026, resulting in an approximate doubling of capacity this year.
•	Oregon and Michigan: Mature markets remained challenging, with continued year-over-year pricing declines and ongoing profitability pressure. Oregon revenue increased approximately 4% year-over-year, while Michigan reported gross revenue increased approximately 10% year-over-year, including the new wholesale tax implemented on January 1, 2026; excluding that impact, which was absorbed in price, Michigan revenue declined approximately 4%. While profitability in both markets remained pressured, management's focus on cost discipline has protected margins, while a focus on yield, quality, and targeted infrastructure improvements continued to support productivity gains, including strong yield performance in Michigan and the recent rollout of similar production technology and infrastructure improvements in Oregon.
•	Minnesota: construction continued at the Company's Fridley cultivation facility. Phase I, consisting of approximately 8,000 square feet of flowering canopy, remains targeted to come online late Q3 2026, with first revenue expected in Q1 2027, subject to regulatory approvals, construction and commissioning timelines.
•	Illinois: the Company continued preparations for its planned entry into Illinois through the previously announced cultivation facility in Dwight, Illinois, with operations expected to commence later this quarter, subject to regulatory approval. By State regulations, the facility is permitted to begin with 5,000 square feet of flowering canopy, which the Company plans to expand to approximately 10,000 square feet as quickly as allowed, and ultimately to the license maximum of 14,000 square feet.
•	Product expansion: the Company launched its new vape products in Oregon, including all-in-one disposable vape and 510 cartridge formats developed in-house around single-source cured resin, full-spectrum formulation, and no additives. Management expects the category to support wallet-share growth and improve utilization of biomass streams, including trim and outdoor production inputs.
•	Guidance: Management increased its 2026 revenue guidance to a range of $34 - $37 million from $32 - 35 million, previously, and reiterated its 2026 Adjusted EBITDA and 2027 guidance, reflecting greater comfort with performance and market trends in Michigan following implementation of the new wholesale tax in January and continued confidence in the Company's expansion plans.

First Quarter 2026 Update

First quarter 2026 results reflected continued progress against the Company's growth plan, including increased contribution from New Jersey, continued operating discipline in Oregon and Michigan, and ongoing work to broaden the Company's product offering and market footprint. The quarter was also the first full quarter following the Company's transition to U.S. GAAP reporting and consolidation of ABCO, creating a clearer baseline for evaluating performance as expansion projects in New Jersey, Illinois, and Minnesota advance.

In New Jersey, demand and sell-through remained strong across packaged, branded products which represented 97% of New Jersey revenue in the quarter, Management believes quality, consistency, and affordability are the cornerstones of strong consumer loyalty across markets. The Company continued executing its Phase II expansion, which is expected to increase total New Jersey flowering canopy to approximately 16,000 square feet when complete later this year. As this capacity comes online, management anticipates short-term, modest reductions in the percentage of packaged, branded products sold.

In Oregon and Michigan, the Company continued to focus on controllable factors, including cost per pound, yields, harvest quality, product consistency, and targeted infrastructure improvements. Oregon revenue increased approximately 4% year-over-year, while Michigan revenue increased approximately 10% year-over-year, primarily due to the pass-through of Michigan's new wholesale excise tax which was implemented on January 1, 2026. Excluding that impact, which was absorbed in price, Michigan revenue declined approximately 4% year-over-year. Both markets continued to experience pricing pressure, which impacted profitability in the quarter. In Michigan, yield performance continued to improve, and the Company is beginning to apply similar infrastructure improvements in Oregon with the objective of moving flower yield performance from recent levels in the 70 g/sf range toward the 80 g/sf range.

The new vape category also reflects a product expansion strategy focused on staying true to our flower-forward ethos with disciplined SKU expansion and fuller utilization of the Company's efficient production capabilities. In Oregon, the Company is using its cultivation capabilities to convert select biomass streams that historically carry lower margins, into higher value branded vape products. Management views this as a capital-efficient way to extend the Grown Rogue brand into new consumption formats while preserving the genetics, flavor, and quality standards associated with its flower.

The Company also advanced its new-market pipeline, including construction activity in Minnesota and progressing towards restarting the recently inhabited turn-key Illinois facility. These projects are expected to be important contributors to the Company's 2027 financial performance, subject to the assumptions and risks described in this release.

Management Commentary

"The first quarter was a continuation of the plan we laid out earlier this year: keep building in markets where we believe quality flower and disciplined execution can earn attractive returns, while staying sharp in mature markets that require strong cost control and operational excellence," said Obie Strickler, Chief Executive Officer. "New Jersey continues to validate our thesis, with consistent demand for our packaged, branded products and meaningful expansion work underway. At the same time, we are seeing evidence that the technology upgrade work done in Michigan is translating into stronger yield performance, and we have begun upgrading our facilities in Oregon. Mature markets keep us focused on the fundamentals that have always mattered most to Grown Rogue: genetics, passion, quality, consistency, and efficient production. In addition to the markets themselves being cash flow contributors, they provide a best-practices laboratory for us to adapt practices across markets as the teams and facilities are ready."

Mr. Strickler continued, "Our priorities for 2026 remain clear. We are focused on completing Phase II in New Jersey, advancing our Minnesota buildout, preparing Illinois for operations, and continuing to broaden our product offering without losing the discipline that defines our approach. The new vape category is an example of that approach: using more of the plant and our in-house capabilities to create higher-value branded products in formats consumers are already choosing, while staying true to being flower forward with the genetics, flavor and flower integrity that define Grown Rogue. Assuming we navigate the regulatory timelines and inherent execution risks, we believe these initiatives can position Grown Rogue to enter 2027 with a more diversified operating base, a larger share of revenue from newer markets, and a stronger platform for sustainable profit growth."

Josh Rosen, Chief Strategy Officer, added, "Our approach to growth is not based on chasing every license or every market. It is based on disciplined underwriting and building where we believe our capabilities matter most. Minnesota is a new-build opportunity in a market we believe can support attractive economics, while Illinois is a lower-capital-intensity, 'fixer-upper' opportunity where operational discipline may unlock meaningful value. Across the portfolio, our focus remains on improving yields, quality, and consistency, while expanding wallet share with a targeted set of flower-forward products.

Andrew Marchington, Chief Financial Officer, commented, "First quarter 2026 marks our first quarterly reporting period following the transition to U.S. GAAP reporting and the consolidation of ABCO within our financial statements. We remain focused on transparent reporting, working capital discipline, cost controls, and allocating capital to projects that we believe meet our return thresholds. As we move through 2026 into 2027, we expect investors will have a clearer view of the operating profile of the business and the contribution of our newer markets. Of note, as we've managed our transition to GAAP, we've also been working on the integration of our core operational data with our financial performance and we found that we had not properly eliminated all of our selling costs as we recalibrated our cost of production metrics in our Operating KPIs, thus leading to a restatement of that metric looking backward as well."

Selected First Quarter 2026 Financial Results (Unaudited)

Metric	Q1 2026	Q1 2025	YoY Change	Q4 2025
Revenue (GAAP)	$9.2 million	$7.2 million	+28%	$8.8 million
Gross Profit	$4.0 million	$3.4 million	+18%	$3.6 million
Gross Margin	43.2%	47.0%	-382 bps	40.8%
GAAP Net Income (Loss)	($2.2 million)	$0.7 million	n.m.	($0.7 million)
EBITDA (non-GAAP)	$1.0 million	($0.2 million)	n.m.	($0.1 million)
Adjusted EBITDA (non-GAAP)	$1.6 million	$1.1 million	+32%	$1.2 million
Adjusted EBITDA Margin	17.1%	16.6%	+49 bps	16%
Cash and Cash Equivalents	$13.7 million as of Mar. 31, 2026	$9.8 million as of Mar. 31, 2025	+39%	$11.4 million as of Dec. 31, 2025

n.m.	= not meaningful. EBITDA and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Financial Measures" and the reconciliation tables included below.

Selected Quarterly Revenue by Segment (Unaudited)

Segment	Q1 2026 Revenue	Q1 2025 Revenue	YoY Change	Q4 2025 Revenue
Oregon	$3.0 million	$2.9 million	+4%	$2.5 million
Michigan*	$2.7 million	$2.5 million	+10%	$2.7 million
New Jersey	$3.4 million	$1.8 million	+93%	$3.5 million
Corporate / Other	$0.0 million	$0.0 million	n.m.	$0.0 million
Total Revenue	$9.2 million	$7.2 million	+28%	$8.8 million

*	Michigan Q1 2026 reported revenue includes the impact of the wholesale excise tax, enacted January 1, 2026.

Operating KPIs by Market

	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Oregon*
Total Flower Harvested (lbs)	3,275	2,980	3,547	3,392	3,423	3,239	3,100	2,457
Flower Cost Per Pound Produced	$342	$379	$294	$331	$315	$327	$356	$ 455
Total Flower Yield (g/sf)[1]	69	68	73	72	69	69	63	58
"A" Flower Yield (g/sf)[1]	50	42	49	45	42	49	43	42
$ Bulk Flower ASP[2]	$480	$466	$499	$511	$610	$691	$736	$768
$ Packaged Flower ASP[2]	-	-	-	-	-	-	-	-
Portion of Revenue for Packaged Products	11%	9%	15%	13%	12%	12%	12%	9%

Michigan
Total Flower Harvested (lbs)	3638	3,960	3,518	3,391	2,948	3,104	3,215	3,010
Flower Cost Per Pound Produced	$313	$287	$312	$323	$378	$362	$364	$383
Total Flower Yield (g/sf)[1]	$82	82	77	71	64	66	65	64
"A" Flower Yield (g/sf)[1]	$52	49	46	45	35	39	41	43
$ Bulk Flower ASP[2]	$599³	$692	$775	$734	$740	$833	$902	$1,013
$ Packaged Flower ASP[2]	$889³	$957	$900	$972	$940	$984	$1,041	$ 1,209
Portion of Revenue for Packaged Products	20%	24%	17%	17%	18%	27%	35%	36%

New Jersey
Total Flower Harvested (lbs)	1640	1,678	1,306	1,546	1,518
Flower Cost Per Pound Produced	$676	$582	$770	$639	$630
Total Flower Yield (g/sf)[1]	61	64	59	58	57
"A" Flower Yield (g/sf)[1]	38	37	38	32	36
$ Bulk Flower ASP[2]	n.m.⁴	$1,193	$1,032	$939	$899
$ Packaged Flower ASP[2]	$1870	$2,131	$2,044	$2,562	$2,504
Portion of Revenue for Packaged Products	97%	95%	92%	93%	89%

*Includes only indoor operations

¹ g/sf = grams of product harvested for every square foot of growing space

² ASP = average selling price per pound

³ Excludes excise tax charged through to customers

⁴ Not meaningful

Guidance and Long-Term (3-5 Year) Growth Objectives

Management is reiterating the financial framework introduced in April 2026 to assist investors in evaluating the Company's growth strategy and capital allocation discipline. The guidance and long-term objectives set out below reflect current expectations, assumptions, and management objectives as of the date of this release and are subject to the forward-looking statements disclosure included herein.

Growth Framework

•	Selective new builds in undersupplied markets where craft-quality flower is expected to earn attractive wholesale economics and support the capital intensity of new-build projects.
•	Fixer-upper takeovers and distressed opportunities where management believes disciplined execution can improve yield, consistency, and cost controls, typically with lower capital expenditure requirements.
•	Focused product expansion, including flower-forward vape formats, intended to grow wallet share while maintaining a disciplined SKU set and consistent quality standards.
•	Underwriting discipline based on mature-market, normalized pricing assumptions, without relying on perpetual early-cycle pricing upside to meet return targets.

Long-term (3-5 year) Targets and Guidance

•	Long-term (3-5 year) targets, using 2027 as the base year
•	Revenue growth of 25% per year, compounded
•	Profit growth (Adjusted EBITDA1) of 35% per year, compounded
•	Return on Incremental Invested Capital ("ROIIC")[2] of greater than 75%
•	2026 Guidance (Revenue / Adjusted EBITDA1): $34 - $37 million (up from $32 - $35 million) / $6 - $8 million.
•	2027 Guidance (Revenue / Adjusted EBITDA1): $50 - $58 million / $14 - $18 million.
[1]	Adjusted EBITDA (non-GAAP) excludes pre-revenue, startup expenses associated with new market expansion.
[2]	ROIIC (non-GAAP) is defined as the change in operating profit divided by the change in invested capital over the relevant measurement period.
Note:	The Company has not reconciled its forward-looking Adjusted EBITDA (non-GAAP) guidance to the most directly comparable GAAP measure because certain reconciling items are outside management's control or cannot be reasonably predicted without unreasonable effort.

2026 Guidance Assumptions: 2026 guidance excludes the start-up (pre-revenue) expenses in both Illinois and Minnesota of approximately $1.5 million to $2.0 million each. Illinois is expected to begin contributing revenue in Q4 2026 with approximately 5,000 square feet of flowering canopy initially online. Minnesota is expected to begin contributing revenue in the first quarter of 2027 with approximately 8,000 square feet of flowering canopy online. In New Jersey, the Company expects the current expansion to be substantially complete by Q4 2026, with ramp and sell-through reaching targeted levels by Q1 2027. As a result, the expansion is expected to contribute modestly to revenue and Adjusted EBITDA (non-GAAP) in 2026 and is more fully reflected in 2027 guidance. Overall, the Company anticipates consolidated gross margins of greater than 40% and corporate overhead expenses to increase by less than 10% in 2026.

2027 Guidance Assumptions: 2027 guidance assumes modest wholesale price normalization from 2026 levels in New Jersey and Illinois of approximately 10% and 5%, respectively. Minnesota is assumed to remain supply-constrained, supporting wholesale flower pricing above $2,500 per pound. In Oregon and Michigan, the guidance assumes no change in the current pricing environment, which management believes represents an appropriately conservative case for those markets. New Jersey assumes completion of the Phase II expansion in 2026, with 2027 reflecting a full year at expanded capacity. The Company currently plans to expand Illinois flowering canopy from 5,000 to 14,000 square feet and to expand Minnesota flowering canopy from 8,000 to approximately 16,000 square feet in mid-2027, utilizing existing capital and internally generated cash flow to fund the expansions. Overall, the Company anticipates consolidated gross margins of greater than 42% and corporate overhead expenses to increase by less than 25% in 2027.

General Assumptions. Guidance and long-term objectives exclude any potential changes in U.S. federal cannabis policy and do not assume M&A or additional distressed opportunities unless explicitly stated.

State-by-State Indoor Cultivation Flowering Capacity (Bench Canopy)

On average, Grown Rogue anticipates producing approximately 800-900 lbs of flower annually per 1,000 square feet of flower canopy.

State	Canopy / capacity online (sq. ft.)	Under development (sq. ft.)	Nameplate capacity (sq. ft.)	Notes
Oregon (indoor only)
└ Airport	9,152	N/A	9,152	Approximately 30,000 sq. ft. indoor facility space.
└ Rossanley	5,600	N/A	5,600	Eight dedicated flower rooms; nearly four harvests per month.
Michigan	14,550	N/A	14,550	Facility currently operates approximately 50,000 sq. ft., including fourteen flowering rooms and related support space.
New Jersey	8,000	8,000	16,000	Expansion underway through 2026, with total capacity anticipated to increase to approximately 16,000 sq. ft. of flowering canopy.
Minnesota	N/A	8,000	30,000	Phase I includes approximately 8,000 sq. ft. of flowering canopy with products expected to be available for sale in early 2027
Illinois	N/A	5,000	14,000	Approximately 66,000 sq. ft. leased facility,
including 23,000 sq. ft. greenhouse, with existing
indoor flower capacity of 5,000 sq. ft. targeted
online in Q4 2026, expandable to 14,000 sq. ft.
				subject to regulatory approval
Totals	37,302	21,000	89,302

Conference Call and Webcast Information

Grown Rogue will host a conference call and webcast on Tuesday, May 12, 2026, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its first quarter 2026 results and provide a corporate update

To further enhance investor disclosure, the Company will also post an updated Company Overview presentation to its website in advance of the call.

Conference Call Details

Date:	Tuesday, May 12, 2026
Time:	5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Webcast:	Register
Dial-in:	1-800-836-8184 (Toll-Free in North America)

A telephone replay of the conference call will be available until May 19, 2026, by dialing (+1) 888 660 6345 and entering replay code 19264#. A transcript of the call will also be made available on Grown Rogue's Investor Relations website at https://www.grownrogue.com/investors.

 For assistance, please contact: invest@grownrogue.com. The contents of our investor relations website are not incorporated by reference into this press release or any report or document that Grown Rogue files with the SEC or Canadian Securities Administrators ("CSA"), and any references to the websites are intended to be inactive textual references only.

About Grown Rogue

Grown Rogue International Inc. (CSE: GRIN | OTC: GRUSF) is a flower-forward cannabis company rooted in Oregon's Rogue Valley, a region known for its deep cannabis heritage and commitment to quality. With operations in Oregon, Michigan, and New Jersey - and expansion underway in Illinois and Minnesota - Grown Rogue specializes in producing designer-quality indoor flower. Known for exceptional consistency and care in cultivation, its products are valued by retailers, budtenders, and consumers alike. By blending craft values with disciplined execution, the Company has built a scalable, capital-efficient platform designed to thrive in competitive markets. The Company believes sustained excellence in cannabis flower production is the engine of the industry's supply chain - and its competitive advantage. For more information about Grown Rogue, please visit www.grownrogue.com. The contents of our website are not incorporated by reference into this press release or any report or document that Grown Rogue files with the SEC or CSA, and any references to the websites are intended to be inactive textual references only.

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) (Unaudited)
For the three months ended March 31, 2026 and 2025
(US$ in millions)

	2026	2025
	$	$
Revenue
Product sales	9,155,658	7,150,183
Total revenue	9,155,658	7,150,183
Cost of goods sold
Cost of finished cannabis inventory sold	(5,198,024)	(3,786,436)
Total cost of goods sold	(5,198,024)	(3,786,436)
Gross profit	3,957,634	3,363,747
Operating expenses
Amortization (Notes 9, 10)	91,162	104,984
General and administrative	3,611,823	2,532,254
Share-based compensation (Note 16)	154,994	1,435,910
Total operating expenses	3,857,979	4,073,148
Income (loss) from operations	99,655	(709,401)
Other income (expense)
Interest and accretion expense (Note 11, 13)	(549,980)	(258,171)
Other income (expense)	165,268	796,956
Interest income (Note 8)	42,187	35,937
Unrealized gain on derivative liability (Note 13)	66,377	2,864,373
Realized loss on derivative liability (Note 13)	-	(29,288)
Unrealized gain (loss) on warrant asset (Note 6)	(2,191,084)	(1,172,492)
Unrealized gain on change in fair value of warrant liability (Note 13.3)	770,714	-
Loss on equity investment in associate (Note 7)	(99,657)	(153,734)
Total other income (expense), net	(1,796,175)	2,083,581
Income (loss) before income tax expense	(1,696,520)	1,374,180
Income tax expense (Note 18)	(516,871)	(631,310)
Net income (loss)	(2,213,391)	742,870
Other comprehensive income
Currency translation adjustment	-	7,832
Total comprehensive income (loss)	(2,213,391)	750,702

Basic income (loss) per share	(0)	0.00
Basic weighted average number of subordinate voting common shares outstanding	249,914,536	227,189,980
Diluted income (loss) per share	(0)	0.00
Diluted weighted average number of subordinate voting common shares outstanding	249,914,536	231,795,875

Net income (loss) for the period attributable to:
Shareholders	(2,702,217)	598,782
Non-controlling interest	488,826	144,088
Net income (loss)	(2,213,391)	742,870

Total comprehensive income (loss) for the period attributable to:
Shareholders	(2,702,217)	606,614
Non-controlling interest	488,826	144,088
Total comprehensive income (loss)	(2,213,391)	750,702

Consolidated Balance Sheets (Unaudited)
As of March 31, 2026 and December 31, 2025
(US$ in millions)

	March 31, 2026	December 31, 2025
	$	$
ASSETS
Current assets
Cash and cash equivalents	13,701,247	11,371,834
Accounts receivable, net (Note 4)	3,239,626	2,908,270
Inventory (Note 5)	7,138,400	7,081,295
Prepaid expenses	516,553	563,912
Current portion of notes receivable	259,653	253,403
Total current assets	24,855,479	22,178,714
Other long-term assets	300,000	300,000
Warrants asset (Note 6)	2,912,188	5,103,272
Other Investments (Note 7)	1,459,203	1,358,860
Notes receivable (Note 8)	1,719,694	1,683,757
Lease receivable	94,022	94,022
Property and equipment, net (Note 9)	15,467,088	14,055,552
Right of use assets (Note 10)	14,065,295	13,414,406
Deferred tax asset	1,944,078	1,522,760
Intangible assets	3,025,193	3,025,193
TOTAL ASSETS	65,842,240	62,736,536
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	2,731,607	1,262,519
Current portion of operating lease liabilities	965,115	844,421
Current portion of finance lease liabilities	158,477	152,705
Current portion of long-term debt	2,765,900	2,576,228
Current portion of business acquisition consideration payable (Note 20)	553,064	455,844
Derivative liability	70,664	137,041
Warrant liabilities (Note 13.3)	768,951	-
Income tax payable	286,980	296,018
Total current liabilities	8,300,758	5,724,776
Operating lease liabilities	13,618,798	13,010,805
Finance lease liabilities	51,359	67,782
Long-term debt	9,916,224	10,019,301
Business acquisition consideration payable (Note 20)	1,485,820	1,611,637
Other non-current liabilities	9,227,313	8,383,888
Total liabilities	42,600,272	38,818,189

Commitments and contingencies (Note 24)
Subsequent events (Note 25)

SHAREHOLDERS' EQUITY
Subordinate voting common shares, convertible into multiple voting common shares, no par value; unlimited shares authorized; 249,938,980 and 249,738,980 shares issued and outstanding as at March 31, 2026 and December 31, 2025, respectively	61,226,243	62,589,075
Multiple voting common shares, no par value; unlimited shares authorized; nil and nil shares issued and outstanding as at March 31, 2026 and December 31, 2025, respectively	0	0
Accumulated other comprehensive loss	(121,906)	(121,906)
Accumulated deficit	(44,266,172)	(41,563,955)
Equity attributable to shareholders	16,838,165	20,903,214
Non-controlling interests (Note 23)	6,403,803	3,015,133
TOTAL SHAREHOLDERS' EQUITY	23,241,968	23,918,347
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	65,842,240	62,736,536

Consolidated Statements of Cash Flow (Unaudited)
For the three months ended March 31, 2026 and 2025
(US$ in millions)

	2026	2025

	$	$
Operating activities
Net income (loss)	(2,213,391)	742,870
Adjustments for non-cash items in net income (loss) and earnings impact of warrant liability reclassification:
Depreciation of property and equipment	91,162	104,984
Depreciation of property and equipment included in costs of finished cannabis inventory sold	822,531	315,216
Lease costs included in costs of finished cannabis inventory sold	199,415	34,055
Share-based compensation	154,994	1,435,910
Interest and accretion expense	549,980	258,171
Other income	-	(41,501)
Interest income	(42,187)	(35,937)
Unrealized (gain) loss on derivative liability	(66,377)	(2,864,373)
Realized (gain) loss on derivative liability	-	29,288
Unrealized loss on warrant asset	2,191,084	1,172,492
Unrealized gain on warrant liability	(770,714)	-
Loss on equity investment in associate	99,657	153,734
Deferred income taxes	(421,318)	(63,418)
Changes in operating assets and liabilities (Note 19)	1,939,688	(2,246,071)
Net cash provided by (used in) operating activities	2,534,524	(1,004,580)

Investing activities
Purchase of property and equipment	(2,517,414)	(241,532)
Payments of business acquisition consideration payable	(157,199)	(43,290)
Investment in Rogue EBC, LLC equity interest	(200,000)	(49,000)
Net cash used in investing activities	(2,874,613)	(333,822)

Financing activities
Sale of non-controlling interest in GRMA, net of issuance costs	2,985,000	-
Preferred share issuance costs	-	-
Proceeds from exercise of stock options	21,839	16,038
Proceeds from long-term debt	500,000	7,250,155
Distributions to non-controlling interests in subsidiaries	(85,156)	-
Debt issuance costs	-	(213,373)
Repayment of long-term debt	(733,431)	(732,004)
Payment of interest on convertible debentures	-	(75,529)
Repayment of finance lease	(18,750)	-
Net cash provided by financing activities	2,669,502	6,245,287

Effect of foreign exchange on cash and cash equivalents	-	7,832

Change in cash and cash equivalents	2,329,413	4,906,885
Cash and cash equivalents, beginning of period	11,371,834	4,917,708
Cash and cash equivalents, ending of period	13,701,247	9,832,425

Adjusted EBITDA Reconciliation Table (Unaudited) Three months ended March 31, 2026
(US$ in millions)

Adjusted EBITDA Reconciliation	2026	2025
Net income (loss)	(2,213,391)	742,870
Add back amortization of property and equipment included in cost of sales	822,531	434,202
Add back interest and interest accretion expense	549,980	258,171
Add back amortization of property and equipment	91,162	104,984
Add back loss on equity investment in associate	99,657	153,734
Add back income tax expense	516,871	631,310
Deduct gain on derivative liability	(66,377)	(2,835,085)
Deduct interest expense and other income (expense)	(207,455)	(832,893)
Add back changes in FV on warrants asset and liability	1,420,370	1,172,492
EBITDA	1,013,346	(170,215)
Add back share-based compensation	154,994	1,435,910
Deduct GAAP bad debt conversion adjustment	-	(79,000)
Add back pre-operational startup costs ¹	396,165	-
Adjusted EBITDA	1,564,505	1,186,695
[1]During the three months ended March 31, 2026 and 2025, pre-operational startup costs associated with investments in Minnesota were $396,165 and nil, respectively.

Preliminary Segmented Adjusted EBITDA (Unaudited) - Three months ended March 31, 2026
(US$ in millions)

	Oregon	Michigan	New Jersey	Corporate	Consolidated
	$	$	$	$	$
Revenue	2,996,764	2,743,527	3,415,368	-	9,155,658
Total cost of goods sold	(2,445,600)	(1,418,264)	(1,334,160)	-	(5,198,024)
Gross profit	551,164	1,325,262	2,081,208	-	3,957,634
Operating expenses
General and administration	445,276	995,421	867,242	1,303,884	3,611,823
Depreciation and amortization	31,341	37,915	20,530	1,376	91,162
Share based compensation	-	-	-	154,994	154,994
Other income and expense
Interest and accretion	(5,477)	(4,013)	(141,003)	(399,487)	(549,980)
Interest and other income (expense)	10,000	61,664	(7,610)	143,401	207,455
Unrealized loss on derivative liability	-	-	-	66,377	66,377
Realized gain on derivative liability	-	-	-	-	-
Unrealized gain (loss) on warrants asset	-	-	-	(2,191,084)	(2,191,084)
Unrealized gain on warrant liability	-	-	-	770,714	770,714
Loss on equity method investment	-	-	-	(99,657)	(99,657)
Net income (loss) before tax	79,070	349,578	1,044,823	(3,169,990)	(1,696,520)
Tax	-	-	-	(516,871)	(516,871)
Net income (loss)	79,070	349,578	1,044,823	(3,686,861)	(2,213,391)
EBITDA Adjustments
Amortization in cost of sales	320,567	207,260	294,703	-	822,531
Amortization of property and equipment	31,341	37,915	20,530	1,376	91,162
Interest and accretion	5,477	4,013	141,003	399,487	549,980
Interest and other income (expense)	(10,000)	(61,664)	7,610	(143,401)	(207,455)
Change in fair value of derivative liability	-	-	-	(66,377)	(66,377)
Unrealized warrants asset	-	-	-	1,420,370	1,420,370
Loss on equity method investment	-	-	-	99,657	99,657
Income tax	-	-	-	516,871	516,871
EBITDA before one-time adjustments	426,455	537,101	1,508,669	(1,458,879)	1,013,346

Share-based compensation	-	-	-	154,994	154,994
GAAP conversion bad debt adjustment	-	-	-	-	-
Pre-operational startup costs	-	-	-	396,165	396,165
Adjusted EBITDA	426,455	537,101	1,508,669	(907,720)	1,564,505

Quarterly Adjusted EBITDA (Unaudited) - Trailing 5 quarters (US$ in millions)

Adjusted EBITDA Reconciliation	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Revenue	9,155,658	8,753,498	8,514,268	8,009,987	7,150,183
Total cost of goods sold	(5,198,024)	(5,184,072)	(4,855,244)	(4,455,502)	(3,786,436)
Gross profit	3,957,634	3,569,426	3,659,024	3,554,485	3,363,747
Operating expenses
General and administration	3,611,823	3,468,822	2,964,469	2,678,372	2,532,254
Depreciation and amortization	91,162	378,654	110,693	107,927	104,984
Share based compensation	154,994	306,308	314,951	336,825	1,435,910
Other income and expenses
Interest and accretion	(549,980)	(283,105)	(410,925)	(432,553)	(258,171)
Interest and other income (expense)	207,455	260,679	156,439	(137,550)	832,893
Unrealized loss on derivative liability	66,377	96,813	(24,242)	(2,892,027)	2,864,373
Realized gain on derivative liability	0	0	0	5,889,032	(29,288)
Unrealized gain (loss) on warrants asset	(2,191,084)	(573,956)	2,162,087	(168,162)	(1,172,492)
Unrealized gain on warrant liability	770,714	0	0	0	0
Loss on equity method investment	(99,657)	(108,809)	(75,733)	(114,686)	(153,734)
Net income (loss) before tax	(1,696,520)	(1,192,736)	2,076,537	2,575,415	1,374,180
Tax	(516,871)	459,289	(511,381)	(920,037)	(631,310)
Net income (loss)	(2,213,391)	(733,447)	1,565,156	1,655,378	742,870
EBITDA adjustments
Amortization in cost of sales	822,531	702,751	895,472	658,232	434,202
Amortization of property and equipment	91,162	378,654	110,693	107,927	104,984
Interest and accretion	549,980	283,105	410,925	432,553	258,171
Interest and other income (expense)	(207,455)	(260,679)	(156,439)	137,550	(832,893)
Change in fair value of derivative liability	(66,377)	(96,813)	24,242	(2,997,005)	(2,835,085)
Unrealized warrants asset	1,420,370	573,956	(2,162,087)	168,162	1,172,492
Loss on equity method investment	99,657	108,809	75,733	114,686	153,734
Income tax	516,871	(459,289)	511,381	920,037	631,310
EBITDA before one-time adjustments	1,013,346	497,047	1,275,076	1,197,520	(170,215)
Share-based compensation	154,994	306,308	314,951	336,825	1,435,910
Golden Harvests acquisition costs	0	60,000	0	60,000	0
GAAP conversion bad debt adjustment	0	237,000	(79,000)	(79,000)	(79,000)
Pre-operational startup costs	396,165	72,217	0	0	0
Adjusted EBITDA	1,564,505	1,172,572	1,511,027	1,515,345	1,186,695

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains "forward looking information" and "forward-looking statements" within the meaning of applicable securities laws, including, without limitation, statements regarding: the Company's financial guidance and long-term targets; anticipated timing, capacity, ramp and revenue contributions in Illinois, Minnesota and New Jersey; future capital allocation; growth opportunities; pricing assumptions; working capital requirements; and the expected benefits of the Company's transition from IFRS to GAAP and consolidation of ABCO. Forward-looking statements are often identified by words such as "may," "would," "could," "should," "will," "intend," "plan," "anticipate," "believe," "estimate," "expect," "target," "guidance," or similar expressions.

Readers are cautioned to not place undue reliance on forward-looking information. Actual results and developments may differ materially from those contemplated by these statements. Although the Company believes that the expectations reflected in these statements are reasonable, forward-looking statements are based on management's current expectations, estimates, assumptions and projections as of the date of this release, including, without limitation, assumptions regarding market conditions, wholesale pricing, demand, construction timelines, regulatory approvals, capital availability, operating performance, and the timing of new market launches and expansion projects. Although the Company believes these assumptions are reasonable, forward-looking statements are inherently subject to risks and uncertainties, and undue reliance should not be placed on such statements.

Actual results may differ materially from those expressed or implied by forward-looking statements as a result of a number of known and unknown risks and uncertainties, including, without limitation: changes in general economic, business and political conditions; access to debt or equity capital on acceptable terms; adverse changes in the public perception of cannabis; decreases in prevailing prices for cannabis and cannabis products in the markets in which the Company operates; regulatory developments and the timing or availability of required approvals; the pace and cost of construction, commissioning and ramp activities; and the other risks described in the Company's public disclosure documents filed on SEDAR+ and www.sec.gov.

The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned that future-oriented financial information and financial outlooks contained in this release are provided for the purpose of describing management's current expectations and may not be appropriate for other purposes. The Company is indirectly involved in the manufacture, possession, use, sale and distribution of cannabis in the recreational cannabis marketplace in the United States through its indirect operating subsidiaries. Local state laws where its subsidiaries operate permit such activities; however, these activities are currently illegal under United States federal law. Additional information regarding this and other risks and uncertainties relating to the Company's business is disclosed in the Company's public disclosure documents filed on SEDAR+ and www.sec.gov.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures. These measures are presented as supplemental information and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the financial schedules accompanying this release. Forward-looking non-GAAP guidance is provided on the basis described under "Guidance and Long-Term Growth Objectives."

SOURCE Grown Rogue International Inc.

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%CIK: 0001463000

For further information: General Inquiries and Investor Contact: Obie Strickler, Chief Executive Officer, obie@grownrogue.com; Investor Relations: invest@grownrogue.com, (458) 226-2662

CO: Grown Rogue International Inc.

CNW 16:05e 12-MAY-26